                                                                     Exhibit 3.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                      of

                       INTEREP NATIONAL RADIO SALES, INC.

                       ________________________________

               Under Section 807 of the Business Corporation Law
                       ________________________________


          The undersigned Vice President of INTEREP NATIONAL RADIO SALES, INC., certifies:

          FIRST:    The name of the corporation is INTEREP NATIONAL RADIO SALES,
INC. (the "Corporation"). The name under which the Corporation was originally incorporated was McGAVREN-QUINN CORPORATION.

          SECOND:   The Certificate of Incorporation of the Corporation was
filed by the Department of State on March 31, 1958. A Restated Certificate of Incorporation was filed on May 28, 1985, and Certificates of Amendment thereof were filed on June 13, 1991, June 29, 1993, November 9, 1993 and March 2, 1994.

          THIRD:    The Restated Certificate of Incorporation of the Corporation
is amended and further restated in its entirety to effect certain of the amendments and changes authorized by the Business Corporation Law, specifically:

          1.   amending Article 2 to state a general purpose clause;

          2. amending Article 3 to change and increase the number of shares which the Corporation shall be authorized to issue by (i) creating, in place of the currently authorized 1,000,000 shares of Common Stock, par value $0.04 per share, two classes of Common Stock of the Corporation, the Class A Common Stock, par value $.01 per share, having 20,000,000 shares authorized, and the Class B Common Stock, par value $.01 per share, having 10,000,000 shares authorized,
(ii) reclassifying and splitting each of the 282,903 shares of the issued and outstanding Common Stock into 20.8959855 shares of the Class B Common Stock, for a total of 5,911,462 shares thereof to be issued and outstanding immediately following the filing of this Restated Certificate of

Incorporation, (iii) removing from authorized shares 25,000 shares of the Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of which 7,813 shares were issued, reacquired and canceled by the Corporation and the remaining 17,187 shares were never issued, (iv) removing from authorized shares 5,000 shares of the Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, of which 1,389 were issued, reacquired and canceled by the Corporation and the remaining 3,611 shares were never issued and (v) deleting the provisions of Article 3 relating to the designations, preferences, privileges and powers of the Series A Cumulative Redeemable Preferred Stock and the Series B Cumulative Redeemable Preferred Stock;

          3. amending Article 4 to delete references to borough, city and state in the designation of the county where the office of the Corporation is located;

          4. amending Article 5 to delete the statement that the duration of the Corporation shall be perpetual and substituting a statement of the elimination of preemptive rights of shareholders;

          5. amending Article 6 to change the number of directors and to provide for the classification of the Board of Directors of the Corporation and the removal of directors for cause by the shareholders;

          6. amending Article 7 by deleting the provisions permitting the shareholders to remove directors and substituting a new provision limiting the personal liability of directors to the Corporation or the shareholders for damages for any breach of duty as a director;

          7. amending Article 8 by changing the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation served on him;

          8. amending Article 9 by deleting the current provisions regarding the powers of the Board of Directors in their entirety and substituting a statement that the By-Laws may be adopted, amended or repealed by the Board of Directors;

          9.   deleting Article 10 (regarding transactions with directors),
Article 11 (regarding quorums for meetings of the Board of Directors) and
Article 13 (regarding the endorsement of stock certificates with legends regarding provisions of the By-Laws or shareholder agreements restricting the transferability of shares of the Corporation's capital stock) in their entirety; and

          10. amending Article 12 to change the provisions relating to the indemnification of officers, directors and certain other persons, and renumbering it as Article 10.

          FIFTH:    The text of the Restated Certificate of Incorporation is
amended and restated to read in its entirety as follows:

          1. The name of the corporation is INTEREP NATIONAL RADIO SALES, INC. (the "Corporation").

          2. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

          3. The Corporation shall have authority to issue a total of 31,000,000 shares of stock, of which 20,000,000 shares shall be Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), 10,000,000 shares shall be Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), and 1,000,000 shares shall be Preferred Stock, par value $0.01 per share (the "Preferred Stock").

          Effective immediately on the filing of this Restated Certificate of Incorporation, each of the outstanding shares of Common Stock, par value $0.04 per share, shall be reclassified and split into 20.8959855 shares of the Class B Common Stock; provided, however, that fractional shares of the Class B Common Stock shall not be issued in connection with such reclassification and split, and each holder of a fractional share of the Class B Common Stock shall receive in lieu thereof a cash payment from the Corporation equal to the fair value of such fractional share, as determined in good faith by the Board of Directors, within 90 days after the filing of this Restated Certificate of Incorporation. The foregoing shall not effect a reduction in the stated capital of the Corporation. Certificates representing shares of Common Stock reclassified and split as provided above shall be deemed canceled as of the filing of this Restated Certificate of Incorporation and, on presentation of such canceled certificates, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such reclassification and split.

                                PREFERRED STOCK

          Shares of the Preferred Stock may be issued from time to time in series, and the Board of Directors is authorized, subject to the limitations provided by law, to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and rights, preferences and limitations of each series and the variations and relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, the authority to determine the following:

          (a)  the designation of such series;

          (b) the number of shares initially constituting such series and any increase or decrease (to a number not less than the number of outstanding shares of such series) of the number of shares constituting such series theretofore fixed;

          (c) the rate or rates at which dividends on the shares of such series shall be paid, including, without limitation, any methods or procedures for determining such rate or rates, and the conditions on, and the times of, the payment of such dividends, the preference or relation which such dividends shall bear to the dividends payable on any other class or series of stock of the Corporation, and whether or not such dividends shall be cumulative and, if so, the date or dates from and after which they shall accumulate;

          (d) whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including, without limitation, the date or dates on or after which such shares shall be redeemable and the amount per share which shall be payable on such redemption, which amount may vary under different conditions and at different redemption dates;

          (e) the rights to which the holders of the shares of such series shall be entitled on the voluntary or involuntary liquidation, dissolution or winding up or on any distribution of the assets, of the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event;

          (f) whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and conditions thereof, including, without limitation, the right of the holders of such shares to vote on a separate class, either alone or with the holders of shares of one or more other series of the Preferred Stock and the right to have more than one vote per share;

          (g) whether or not a sinking fund or a purchase fund shall be provided for the redemption or purchase of the shares of such series and, if so, the terms and conditions thereof;

          (h) whether or not the shares of such series shall be convertible into, or changeable for, shares of any other class or series of the same or any other class of stock of the Corporation and, if so, the terms and conditions of conversion or exchange, including, without limitation, any provision for the adjustment of the conversion or exchange rate or the conversion or exchange price; and

          (i) any other relative rights, preferences and limitations.

                                 COMMON STOCK

          (a) Dividends. Subject to the preferential dividend rights of the Preferred Stock, as determined by the Board of Directors pursuant to the foregoing provisions of this Article 3, holders of shares of the Class A Common Stock and the Class B Common Stock, share for share equally with each other, shall be entitled to receive such dividends as may be declared by the Board of Directors. If a dividend is paid in the form of shares of Common Stock, holders of shares of the Class A Common Stock shall receive shares of the Class A Common Stock and holders of shares of the Class B Common Stock shall receive shares of the Class B Common Stock.

          (b) Liquidation. Subject to the preferential liquidation rights of the Preferred Stock, as determined by the Board of Directors pursuant to the foregoing provisions of this Article

3, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, holders of shares of the Class A Common Stock and the Class B Common Stock, share for share equally with each other, shall be entitled to receive all of the assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them.

          (c) Voting. Except as otherwise required by law or by the provisions of this Restated Certificate of Incorporation: (i) the holders of shares of the Class A Common Stock and the Class B Common Stock shall be entitled to vote on all matters submitted to the shareholders of the Corporation, voting together as one class, (ii) each holder of the Class A Common Stock shall be entitled to one vote for each share of the Class A Common Stock held and (iii) each holder of the Class B Common Stock shall be entitled to ten votes for each share of the Class B Common Stock held. Notwithstanding the foregoing, (A) the affirmative vote of the holders of a majority of the shares of the then outstanding Class A Common Stock or the Class B Common Stock, voting separately as a class, shall be required to approve any amendment of this Restated Certificate of Incorporation that would adversely change the powers, preferences or rights of the Class A Common Stock or the Class B Common Stock, respectively, and (B) if a Rule 13e-3 transaction (as defined in Rule 13e-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) involving a proposed acquisition of securities or assets of the Corporation by Ralph C. Guild, the executive officers of the Corporation acting as a group, the Corporation's Employee Stock Ownership Plan or any affiliates of any of them, is submitted to the shareholders for their approval, the holders of shares of the Class B Common Stock would be entitled to only one vote for each share of the Class B Common Stock held with respect solely to the vote on such matter.

          (d) Conversion. Each share of the Class B Common Stock shall be convertible into one fully-paid and nonassessable share of the Class A Common
Stock:

               (i)  at the option of the holder thereof at any time;

               (ii) automatically on any sale, pledge, conveyance, hypothecation, assignment or other transfer (a "Transfer") of such share, whether or not for value, by the initial registered holder (the "Initial Holder") thereof, except that any Transfer by the Initial Holder to the following shall not result in an automatic conversion:

               (A) a nominee of such Initial Holder (without any change in beneficial ownership, as such term is used in Section 13(d) of the Exchange
     Act);

               (B) an officer, employee or director of the Corporation, the Corporation's Stock Growth Plan and Trust, the Corporation's Employee Stock Ownership Plan and Trust and any other employee benefit plan of the Corporation or another person that, at the time of such Transfer, beneficially owns shares of the Class B Common Stock or a nominee of any thereof;

               (C) an affiliate of such Initial Holder (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) that is controlled by such Initial Holder;

               (D) the estate of such Initial Holder or a trust established for the benefit of the descendants or any relatives or spouse of such Initial Holder;

               (E) the spouse of such Initial Holder; or

               (F) to any financial institution in connection with a borrowing by the Initial Holder pursuant to a bona fide pledge; provided, however, that any Transfer of beneficial ownership of any such shares of Class B Common Stock to any such financial institution or its nominee or assignee on any realization of such pledge shall result in such conversion; and

               (iii) automatically if (A) the holder thereof (other than the Corporation's Stock Growth Plan and Trust, the Corporation's Employee Stock Ownership Plan and Trust or any other employee benefit plan of the Corporation) ceases to be an officer, employee or director of the Corporation or (B) the holder thereof is a party described in clauses (A),
     (C), (D), (E) or (F) of subparagraph (ii) of this paragraph (d) and such holder received its shares of the Class B Common Stock from an Initial Holder who ceases to be an officer, employee or director of the Corporation.

If a Transfer does not give rise to automatic conversion hereunder, any subsequent Transfer by the transferee shall be subject to automatic conversion on the terms and conditions set forth above. The one-to-one conversion ratio for the conversion of shares of the Class B Common Stock into shares of the Class A Common Stock shall in all events be equitably adjusted in the event of any merger, consolidation or other reorganization of the Corporation with another corporation. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of the Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of the Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class B Common Stock. If any shares of the Class B Common Stock are converted, the shares so converted shall be retired and returned to the authorized but unissued shares of the Class B Common Stock.

          (e) General. In no event shall any stock dividends, stock splits or combinations of stock be declared or made on the Class A Common Stock or the Class B Common Stock unless the shares of the Class A Common Stock and the Class B Common Stock at the time outstanding are treated equally and identically, except that dividends or stock splits or combinations shall be made in respect of shares of the Class A Common Stock and the Class B Common Stock in the form of shares of the Class A Common Stock or the Class B Common Stock, respectively.

          4. The office of the Corporation shall be located in the County of New York.

          5. No shareholder of the Corporation shall by reason of holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, now or hereafter authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized (whether or not the issuance of any such shares, or such notes, debentures, bonds, or other securities, would adversely affect the dividend or voting rights of such shareholder), other than such rights, if any, as the Board of Directors, in its discretion, from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

          6. The number of directors of the Corporation shall be as fixed by, or in the manner provided in, the By-laws, but shall be not less than three nor more than twelve. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The terms of office of the directors elected at the annual meeting of shareholders in 2000 and initially classified shall be as follows: directors of the first class shall hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of shareholders after the annual meeting of 2000, directors elected to succeed the class of directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting after their election. During the intervals between annual meetings of shareholders, any vacancies occurring in the Board of Directors and any newly created directorships resulting from an increase in the number of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum, or by a sole remaining director, except as otherwise provided by law. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office for a term expiring at the next annual meeting of shareholders, at which time such director shall be classified in accordance with this Article 6. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Each director shall hold office for the specified term and until a successor shall be duly elected and qualified, except in the event of death, resignation or removal.

          A director may be removed from office at any time, but only for cause, by the affirmative vote of the holders of at least 66-2/3% of the votes of the outstanding shares of stock entitled to vote for the election of directors.

          No amendment of this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article 6 unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of at least 66-2/3% of the votes of the outstanding shares of stock entitled to vote in elections of directors; provided, however, that this paragraph shall not apply to any such amendment submitted to the shareholders for adoption with the unanimous recommendation of the entire Board of Directors.

          7. To the fullest extent permitted by the Business Corporation Law, as the same exists or may hereafter be amended, the personal liability to the Corporation or its shareholders of any director of the Corporation for damages for any breach of duty as a director shall be eliminated. No amendment to this Restated Certificate of Incorporation, shall have any effect, directly or indirectly, on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, unless such amendment shall have the effect of further limiting or eliminating such liability.

          8. The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is c/o Salans Hertzfeld Heilbronn Christy & Viener, 620 Fifth Avenue, New York, New York 10020, Attention: Laurence S. Markowitz, Esq.

          9. The Board of Directors may adopt, amend or repeal the By-laws of the Corporation.

          10. The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person made, or threatened to be made, a party to an action or proceeding (including one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs and legal representatives. The right to indemnification conferred in this Article 10 shall include the right to receive payment in advance of any expenses incurred in defending a civil or criminal action or proceeding consistent with applicable law as then in effect, and shall be a contract right. The Corporation may, by action of the Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided above for officers and directors. No amendment to or repeal of this Restated Certificate of Incorporation having the effect of amending, altering, changing or repealing this Article 10 shall remove, abridge or adversely affect any right to indemnification or other benefits hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

          To the fullest extent provided by the Business Corporation Law, the right of indemnification, including the right to receive payment in advance of expenses, conferred in this Article 10 shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provision of this Restated Certificate of Incorporation, the By-laws, a resolution of shareholders, a resolution of directors, an agreement providing for such indemnification or otherwise.

          In any action or proceeding relating to the right to indemnification conferred in this Article 10, the Corporation shall have the burden of proof that the indemnitee has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination of whether the indemnitee is entitled to indemnity, or otherwise is not entitled to indemnity, and neither a failure to make such a determination nor an adverse determination of entitlement to indemnity shall be a defense of the Corporation in such an action or proceeding or create any presumption that the indemnitee has not met any such standard of conduct or belief or is otherwise not entitled to indemnity. If successful in whole or in part in such an action or proceeding, an indemnitee shall be entitled to be indemnified by the Corporation for the expenses actually and reasonably incurred by him in connection with such action or proceeding.

          No amendment of this Restated Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article 10 unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of at least 66-2/3% of the votes of the outstanding shares of stock entitled to vote in elections of directors; provided, however, that this paragraph shall not apply to any such amendment submitted to the shareholders for adoption with the unanimous recommendation of the entire Board of Directors.

          SIXTH:    This Restated Certificate of Incorporation was duly adopted by the unanimous written consent of the Board of Directors and by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at a meeting thereof duly called and held for such purpose.

          IN WITNESS WHEREOF, the undersigned has executed this Restated
Certificate of Incorporation on December     , 1999 and affirms the contents as
true under penalties of perjury.


                                    By_____________________________
                                         William J. McEntee, Jr.
                                         Vice President